Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2020 Third Quarter Results
BRENTWOOD, TN, (November 5, 2020) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2020.
Third Quarter 2020 Highlights
•Net income from continuing operations was $3.2 million, or $0.48 per share, in the third quarter of 2020, compared to net loss from continuing operations of $(1.9) million, or $(0.30) per share, in the third quarter of 2019.
•EBITDA for the quarter was $6.7 million, which was $5.5 million higher than the third quarter of 2019 and $1.2 million higher than the preceding quarter.
•EBITDAR for the quarter was $20.2 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, “Despite the impact of the COVID-19 pandemic continuing to challenge our company, this quarter the Diversicare team performed exceptionally well operationally and continued to realize financial gains from cost saving initiatives made during the prior year. The regional and local teams have heroically cared for our patients and residents while dealing with COVID-19 cases in all of our 62 centers at some point during the pandemic. We are so proud of the accomplishments and improvements made by our team in this constantly changing regulatory environment.”
Mr. McKnight continued, "Earlier this week we announced a new partnership with Reliant Rehabilitation to be our therapy provider in all of our centers. We believe that this transition will equip us to continue to be a care innovator and ensure that we can provide the best quality of care to our patients and residents. We also expect cost savings from efficiencies gained by this new relationship. This is one of many ways we are striving to continue improving our company so that we will come out of the pandemic better prepared to be an industry leader and high quality provider.”
COVID-19 Update
We have received federal support by way of stimulus grants totaling $42.3 million that must be used to offset lost revenue or excess expenses incurred to fight COVID-19. Several of our states have temporarily increased our Medicaid rates to assist with the costs of dealing with the pandemic. We anticipate that we will incur significant expense and lost revenue in the fourth quarter and beyond related to fighting this disease.
The CDC and Centers for Medicare and Medicaid Services (“CMS”) has continued to expand reporting guidelines for our centers to follow. Reporting guidance requires notifying residents and designated representatives of the occurrence of a single confirmed COVID-19 positive case, any subsequent positive cases, any COVID-19 positive new admission, and/or three or more cases of new onset respiratory symptoms occurring within 72 hours. Our centers remain compliant with regular reporting to the CDC and CMS regarding the number of COVID-19 cases in our centers, patient deaths, and other information. This information is reported in accordance with existing privacy regulations and statues for the safety and well-being of our residents.
The CDC has recently announced the addition of Point of Care (“POC”) Test Reporting that will charge our centers with the responsibility of reporting comprehensive test result data on a reoccurring basis. The frequency of reporting will vary by center as it is determined by the center’s COVID-19 status and community positivity rate.
We are committed to keeping our residents and their designated representatives informed as we continue to navigate COVID-19 in our centers. We will continue to report aggregated COVID-19 data for the company our website at https://dvcr.com/our-response-to-covid-19/ and provide center specific information on each of our center’s websites.

Third Quarter 2020 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2020	2019
Skilled nursing occupancy	66.7%	77.6%
As a percent of total census:
Medicare census	11.7%	8.9%
Medicaid census	66.3%	69.9%
Managed Care census	4.8%	4.4%
As a percent of total revenues:
Medicare revenues	20.7%	16.2%
Medicaid revenues	47.3%	48.2%
Managed Care revenues	10.1%	9.9%
*Average rate per day:
Medicare	$503.75	$454.52
Medicaid	$183.27	$178.35
Managed Care	$430.88	$389.69

*Excludes COVID-19 stimulus payments

Patient revenues were $118.0 million and $118.6 million for the three months ended September 30, 2020 and 2019, respectively, a decrease of $0.6 million.
Our Medicaid, Medicare and Managed Care rates for the third quarter of 2020 increased 2.8%, 10.8% and 10.6%, respectively, resulting in a revenue increase of $1.5 million, $1.9 million and $0.9 million, respectively. Our Medicaid, Private, Managed Care and Hospice average daily census for the third quarter of 2020 decreased 18.4%, 16.7%, 4.8% and 5.5%, respectively, resulting in lost revenue of $12.0 million, $1.4 million, $0.4 million and $0.5 million, respectively. Our Medicare census for the third quarter of 2020 increased 13.2% resulting in increased revenue of $2.8 million. The decline in census for the third quarter of 2020 was mainly due to the impact of the COVID-19 pandemic. We recognized $6.6 million Medicaid state stimulus funds during the third quarter of 2020. Additionally, the suspension of sequestration for the third quarter of 2020 resulted in an increase in revenue of $0.7 million.
During the nine month period ended September 30, 2020, we received $42.3 million of provider relief from the Public Health and Social Services Emergency Fund. We recognized $9.6 million of the funds during the third quarter of 2020, which is classified as "Other Operating Income" in the Company's results of operations for the three month period ended September 30, 2020. The Medicare stimulus funds that we recognized during the quarter were used to offset healthcare-related expenses and lost revenues attributable to COVID-19. Increased healthcare related expenses included but were not limited to increased wages and increased costs for personal protective equipment, testing and other supplies.
Operating expense increased in the third quarter of 2020 to $98.7 million from $95.6 million in the third quarter of 2019, an increase of $3.1 million. Operating expense increased as a percentage of patient revenues to 83.7% for the third quarter of 2020 as compared to 80.6% for the third quarter of 2019.
The primary driver for the increase in operating expense was COVID-19 related expenses of $12.7 million. COVID-19 expenses included increased wages and increased cost for personal protective equipment, testing, food and certain other supplies. Excluding COVID-19, we benefited from our cost saving initiatives including decreased wages of $5.4 million to $52.8 million in the third quarter of 2020, compared to $58.2 million in the third quarter of 2019. Additionally, our nursing and ancillary and health insurance costs decreased by $1.8 million and $1.4 million, respectively.
Lease expense in the third quarter of 2020 increased to $13.5 million as compared to $13.3 million in the third quarter of 2019, an increase of $0.2 million. The increase in lease expense was due to rent increases resulting from the amendment to the Lease with Omega Healthcare Investors in conjunction with the Kentucky Exit.
Professional liability expense was $2.2 million and $1.7 million in the third quarters of 2020 and 2019, respectively. Our cash expenditures for professional liability costs, including those relative to claims for the centers that we formerly operated in the State of Kentucky, were $1.8 million and $1.9 million for the third quarters of 2020 and 2019, respectively. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies, premiums and cash expenditures are incurred to defend and settle existing claims.

General and administrative expense was $6.5 million for the third quarter of 2020 compared to $6.9 million for the third quarter of 2019, a decrease of $0.4 million or 6.0%.
Depreciation and amortization expense decreased to $2.1 million for the third quarter of 2020 compared to $2.3 million in the third quarter of 2019.
Interest expense was $1.2 million in the third quarter of 2020 and $1.6 million in the third quarter of 2019. The decrease of $0.4 million was due to a decrease in the outstanding borrowings on our loan facilities.
The Company recorded income tax provision for continuing operations of $0.2 million and income tax benefit of $0.7 million during the third quarters of 2020 and 2019, respectively.
As a result of the above, continuing operations reported income of $3.4 million before income taxes for the third quarter of 2020 as compared to a loss of $2.7 million for the third quarter of 2019. Both basic and diluted income per common share from continuing operations were $0.48 for the third quarter of 2020 as compared to both basic and diluted loss per common share from continuing operations of $0.30 in the third quarter of 2019.
COVID-19 Impact on Continuing Operations
Since the end of the quarter, there have been additional cases of COVID-19 at certain of our centers. The Company has continued to experience reduced occupancy and increased operating expenses at its centers in the form of increased wages and increased cost for personal protective equipment, food and certain other supplies. The Company expects such increased expenses to continue and likely increase further during the remainder of 2020.
Receivables
Our net receivables balance decreased $9.9 million to $50.6 million as of September 30, 2020, from $60.5 million as of December 31, 2019.
Conference Call Information
A conference call has been scheduled for Thursday, November 5, 2020 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss third quarter 2020 results. The conference call information is as follows:

Date:	Thursday, November 5, 2020
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	800.954.1051 Access Code: 21971704 The Operator will connect you to Diversicare’s Conference Call.
A replay of the conference call will be accessible two hours after its completion through November 12, 2020, by dialing 800-633-8284 and entering Access Code: 21971704.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, the potential adverse effect of the COVID-19 pandemic on the economy, our patients and residents and supply chain, including, changes in the occupancy of our centers, increased operation costs in addressing COVID-19, supply chain disruptions and uncertain demand, and the impact of any initiatives or programs that the Company may undertake to address financial and operations challenges faced by its patients served, the duration and severity of the COVID-19 pandemic and the extent and severity of the impact on the Company's patients and residents, actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our centers, the impact of the CARES Act, the Paycheck Protection Program and Health Care Enhancement Act and any other COVID-19 relief aid adopted by governments or the implementation or modifications to such acts, including any obligation of the Company to repay any stimulus payments received under such relief aid, perceptions regarding the safety of senior living communities during and after the pandemic, changes in demand for senior living communities and our ability to adapt our sales and marketing efforts to meet the demand, changes in the acuity levels of our new residents, the disproportionate impact of COVID-19 on seniors generally and those residing in our communities, increased regulatory requirements, including unfunded mandatory testing, increased enforcement actions resulting from COVID-19, including those that may limit our collection efforts for delinquent accounts and the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or our response efforts, our ability to successfully integrate the operations of new nursing centers, as well as successfully operate all of our centers, our ability to increase census at our centers and occupancy rates at our centers, changes in governmental reimbursement, including the new Patient-Driven Payment Model that was implemented in October of 2019, government regulation, the impact of the Affordable Care Act, efforts to repeal or further modify the Affordable Care Act, and other health care reform initiatives, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others.
The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 62 nursing centers and 7,329 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS:
Current Assets
Cash	$30,223	$2,710
Receivables	50,593	60,521
Self-insurance receivables, current portion	685	1,011
Supplies	4,165	710
Other current assets	9,252	7,364
Total current assets	94,918	72,316

Property and equipment, net	44,588	47,755
Acquired leasehold interest, net	5,336	5,736
Operating lease assets	290,508	310,238
Other assets	3,450	4,323
TOTAL ASSETS	$438,800	$440,368

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$1,516	$3,498
Trade accounts payable	10,402	14,641
Current portion of operating lease liabilities	26,217	23,736
Accrued expenses:
Payroll and employee benefits	19,644	16,780
Current portion of self-insurance reserves	12,793	13,829
Deferred income	27,157	—
Other current liabilities	14,631	11,545
Total current liabilities	112,360	84,029
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	57,810	70,637
Operating lease liabilities, less current portion	275,909	295,636
Self-insurance reserves, less current portion	15,798	16,291
Government settlement accrual	8,000	9,000
Other noncurrent liabilities	1,961	1,691
Total noncurrent liabilities	359,478	393,255

SHAREHOLDERS’ DEFICIT	(33,038)	(36,916)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$438,800	$440,368

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,
	2020	2019
PATIENT REVENUES, NET	$117,965	$118,630
OTHER OPERATING INCOME	9,563	—
OPERATING EXPENSE	98,706	95,591
Facility-level operating income	28,822	23,039

EXPENSES:
Lease and rent expense	13,524	13,251
Professional liability	2,249	1,737
General and administrative	6,487	6,902
Depreciation and amortization	2,098	2,279
Total expenses less operating	24,358	24,169
OPERATING INCOME (LOSS)	4,464	(1,130)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,172)	(1,554)
Other income	90	25
Total other expense	(1,082)	(1,529)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,382	(2,659)
BENEFIT (PROVISION) FOR INCOME TAXES	(209)	741
INCOME (LOSS) FROM CONTINUING OPERATIONS	3,173	(1,918)
LOSS FROM DISCONTINUED OPERATIONS	(374)	(2,956)
NET INCOME (LOSS)	$2,799	$(4,874)

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.48	$(0.30)
Discontinued operations	(0.06)	(0.45)
	$0.42	$(0.75)
Per common share – diluted
Continuing operations	$0.48	$(0.30)
Discontinued operations	(0.06)	(0.45)
	$0.42	$(0.75)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,577	6,470
Diluted	6,626	6,470

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2020	2019
PATIENT REVENUES, NET	$356,195	$354,145
OTHER OPERATING INCOME	14,711	—
OPERATING EXPENSE	289,340	284,643
Facility-level operating income	81,566	69,502

EXPENSES:
Lease and rent expense	40,560	39,480
Professional liability	6,202	5,182
Government settlement expense	—	3,100
General and administrative	20,125	21,267
Depreciation and amortization	6,663	6,812
Total expenses less operating	73,550	75,841
OPERATING INCOME (LOSS)	8,016	(6,339)
OTHER INCOME (EXPENSE):
Interest expense, net	(3,841)	(4,424)
Other income	614	207
Total other expense	(3,227)	(4,217)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,789	(10,556)
PROVISION FOR INCOME TAXES	(287)	(15,544)
INCOME (LOSS) FROM CONTINUING OPERATIONS	4,502	(26,100)
LOSS FROM DISCONTINUED OPERATIONS	(1,004)	(6,716)
NET INCOME (LOSS)	$3,498	$(32,816)

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$0.68	$(4.04)
Discontinued operations	(0.15)	(1.04)
	$0.53	$(5.08)
Per common share – diluted
Continuing operations	$0.67	$(4.04)
Discontinued operations	(0.15)	(1.04)
	$0.52	$(5.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,606	6,455
Diluted	6,676	6,455

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2020	2019
NET INCOME (LOSS)	$3,498	$(32,816)
Discontinued operations	(1,004)	(6,716)
Net income (loss) from continuing operations	4,502	(26,100)
Adjustments to reconcile net income (loss) from continuing operations to cash provided by operating activities:
Depreciation and amortization	6,663	6,812
Deferred income tax benefit	—	15,851
Provision for self-insured professional liability, net of cash payments	1,066	4,682
Amortization of right-of-use assets	17,253	15,631
Government settlement expense	—	3,100
Stock based compensation	491	429
Provision for leases in excess of cash payments	2,477	3,768
Other	959	643
Changes in assets and liabilities affecting operating activities:
Receivables	10,254	7,024
Prepaid expenses and other assets	(6,029)	(4,071)
Trade accounts payable and accrued expenses	(518)	(3,447)
Deferred income	27,157	—
Operating lease liabilities	(17,246)	(15,635)
Cash provided by operating activities from continuing operations	47,029	8,687
Cash used in operating activities from discontinued operations	(1,004)	(5,130)
Cash provided by operating activities	46,025	3,557

Cash used in investing activities from continuing operations	(3,994)	(3,745)
Cash provided by investing activities from discontinued operations	—	6
Cash used in investing activities	(3,994)	(3,739)

Cash provided by (used in) financing activities	(14,518)	1,437

Net increase in cash	27,513	1,255
Cash beginning of period	2,710	2,685
Cash end of period	$30,223	$3,940

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR
(In thousands)

	For Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$2,799	$1,452	$(753)	$(3,247)	$(4,874)
Loss from discontinued operations, net of tax	374	387	243	1,879	2,956
Income tax provision (benefit)	209	182	(104)	150	(741)
Interest expense	1,172	1,209	1,460	1,570	1,554
Depreciation and amortization	2,098	2,278	2,288	2,310	2,279
EBITDA	6,652	5,508	3,134	2,662	1,174

Lease expense (a)	$13,524	$13,523	$13,512	$13,510	$13,251

(a)	As management, we evaluate EBITDA exclusive of lease expense, or EBITDAR, as a financial valuation metric. For the three month period ended September 30, 2020, EBITDAR is calculated below.

EBITDA	$6,652
Lease expense	$13,524
EBITDAR	$20,176

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$2,799	$1,452	$(753)	$(3,247)	$(4,874)
Adjustments:
Discontinued operations, net of tax	374	387	243	1,879	295
Net income (loss) from continuing operations	$3,173	$1,839	$(510)	$(1,368)	$(4,579)

Net income (loss) from continuing operations per common share
Basic	$0.48	$0.28	$(0.08)	$(0.22)	$(0.71)
Diluted	$0.48	$0.28	$(0.08)	$(0.22)	$(0.71)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,577	6,649	6,506	6,471	6,470
Diluted	6,626	6,704	6,506	6,471	6,470

We have included certain financial performance and valuation measures in this press release, including EBITDA and EBITDAR which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss from discontinued operations, interest expense, income tax and depreciation and amortization. We define EBITDAR as EBITDA adjusted for rent expense.
Our measurements of EBITDA and EBITDAR may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA in this press release because we believe that such information is used by certain investors as measures of the Company’s historical performance. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included EBITDAR in this press release because we believe that such information is used by certain investors as measures of the Company’s valuation. We believe that EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2020
	As of September 30, 2020			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2020 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	1,797	72.9%	75.0%	11.2%	$43.0	$488.27	$189.44
Kansas	464	464	340	73.3%	73.3%	12.0%	7.8	509.58	178.74
Mississippi	1,039	1,004	753	72.5%	75.0%	13.6%	17.4	474.47	197.51
Missouri	339	339	214	63.1%	63.1%	14.0%	4.9	546.03	145.53
Ohio	403	393	396	98.1%	100.6%	11.2%	8.7	379.37	164.44
Tennessee	775	709	436	56.3%	61.5%	15.2%	14.2	585.03	237.31
Texas	1,845	1,662	954	51.7%	57.4%	9.0%	22.0	558.83	154.57
Total	7,329	6,968	4,890	66.7%	70.2%	11.7%	$118.0	$503.75	$183.27

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Tennessee region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:
These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients nor the Medicaid related stimulus of $6.6 million and Medicare related stimulus of $9.6 recognized during 2020 Q3.

Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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